MASON INVESTMENTS LTD.

AND

QMI TECHNOLOGIES INC.

MULTI -TENANT

STANDARD INDUSTRIAL LEASE FORM

TABLE OF CONTENTS

Page

ARTICLE I

Section

1.00

Definitions

1

ARTICLE II

Section

2.00

Demise

2

2.01

Term

2

2.02

Possession

2

2.03

Examination of Premises

3

ARTICLE III

Section

3.00

Minimum Net Rent

3

3.01

Operating Costs

3

3.02

Taxes

3

3.03

Deposit

4

3.04

Payments to Landlord

4

3.05

Net Lease

4

ARTICLE IV

Section

4.00

Quiet Enjoyment

4

ARTICLE V

Section

5.00

Perform Covenants

5

5.01

Business Tax

5

5.02

Utilities

5

5.03

Evidence of Payments

5

5.04

No Nuisance

5

5.05

Comply with Laws and Regulations

5

5.06

Comply with Rules

5

5.07

Goods, Chattels and Fixture

Not to be Removed

5

5.08

Peaceful Surrender

5

5.09

Care of Premises

6

5.10

Access

6

ARTICLE VI

Section

6.00

Use of Premises

6

6.01

Nuisance, Waste

7

6.02

Acts Conflicting with Insurance

7

6.03

Auction

7

ARTICLE VII

Section

7.00

Tenant’s Repairs

7

7.01

Landlord’s Repairs

7

Article VIII

Section

8.00

Alterations

8

8.01

Landlord’s Right to Do Work

8

8.02

Removal of Fixtures

9

8.03

Signs

9

Article IX

Section

9.00

Damage or Destruction

9

Of Premises

9.01

Notice of Accidents,

Defects, or Damages

10

9.02

Damage to Building by Tenant

10

ARTICLE X

Section

10.00

Assigning or Subletting

10

ARTICLE Xl

Section

11.00

Tenant’s Insurance

11

11.01

Indemnity to Landlord

12

ARTICLE XII

Section

12.00

Re-Entry

12

12.01

Insolvency

12

12.02

Landlord May Perform

Tenant’s Covenants

13

12.03

Follow Chattels

13

12.04

Waiver of Exemptions

13

12.05

Overlooking and Condoning

13

12.06

Forcible Re-Entry

13

12.07

Remedies Generally

13

ARTICLE XIII

Section

13.00

Landlord Not Responsible for

Injuries, Loss or Damage

13

13.01

No Liability for Indirect

Damages

14

13.02

Unavoidable Failure or Delays

By Landlord

14

ARTICLE XIV

Section

14.00

Sale of Premises

14

14.01

Exhibiting Premises

14

14.02

Overholding

14

14.03

Calculations

14

14.04

Subordination

14

14.05

Certificate of Status

15

14.06

Lease Entire Relationship

15

14.07

Notices

15

14.08

Accord and Satisfaction

15

14.09

Governing Law

15

14.10

Frustration

15

14.11

Time of Essence

15

14.12

Registration

15

14.13

Captions

15

14.14

Binding Effect

16

ARTICLE XV - SPECIAL PROVISIONS

Section

15.00

Option to Renew

16

15.01

Rent Abatement

16

THIS INDENTURE made the 3rd day of September 2010

BETWEEN:

MASON INVESTMENTS LTD., a company incorporated under the laws of the Province of British Columbia, with its registered offices at 1655 Derwent Way, Annacis Island, Delta, BC V3M 6K8

(hereinafter called the “Landlord’)

OF THE FIRST PART

AND:

QMI TECHNOLOGIES INC., a company incorporated under the laws of the Province of British Columbia, and having its chief place of business at #202 – 11 Burbidge Street, Coquitlam, BC V3K 7B2

(hereinafter called the ‘Tenant”)

OF THE SECOND PART

ARTICLE I

SECTION 1.00

DEFINITIONS

In this Lease the following terms have the following meanings:

(a)

“Building” means the building or buildings now or hereafter erected on the Lands;

(b)

“Commencement Date” means 1st day of October 2010;

(c)

“Deposit” means the sum of $21,000.00 plus HST as referred to in Section 3.03 to be applied as Security Deposit.

(d)

“Lands” means all and singular those certain lands described in Schedule “A” attached hereto;

(e)

“Landlord’s Address” means

(a)    “for payment of rent” as referred to in Article Ill:

1655 Derwent Way, Annacis Island

Delta, British Columbia  V3M 6K8;

(b)    “for service” as referred to in Section 14.07:

1655 Derwent Way, Annacis Island

Delta, British Columbia  V3M 6K8

or such other address as the Landlord may advise the Tenant from time to time;

(f)

“Lease” means this Indenture and all Schedules attached hereto

(g)

“Lease Year” means each consecutive twelve (12) calendar month period during the Term commencing on the first day of

January provided that the first Lease Year shall commence on the Commencement Date and end on the day immediately preceding the commencement of the next following Lease Year and the last Lease Year shall expire on the expiry or sooner termination of the Term provided that, the Landlord may from time to time, by notice to the Tenant, specify an annual date from which each subsequent Lease Year for the purposes of any of the articles, sections or other provisions of this Lease is to commence, and, the then current Lease Year for that purpose or purposes, will terminate on the date immediately preceding the commencement of that new Lease Year;

(h)

“Minimum Net Rent” means the annual sum of $86,657.50 payable in advance in equal, consecutive monthly instalments of

$7,221.46 calculated at a rate of $8.50 per square foot of floor area of the Premises per annum for the period October 1, 2010 to September 30, 2011; the annual sum of $89,206.25 payable in advance in equal, consecutive monthly instalments of

$7,433.85 calculated at a rate of $8.75 per square foot of floor area of the Premises per annum for the period October 1, 2011 to September 30, 2012; and the annual sum of $91,755.00 payable in advance in equal, consecutive monthly instalments of

$7,646.25 calculated at a rate of $9.00 per square foot of floor area of the Premises per annum for the period October 1, 2012 to September 30, 2013;

(i)

“Operating Costs” means the total of all cost and expenses incurred by or on behalf of the Landlord in respect of or in connection with the operating, managing, maintaining, insuring and repairing (including structural repairs not the responsibility of the Landlord herein) of the Building, the Lands and the improvements thereon, including any loading dock and spur track,

such as are in keeping with maintaining the standard of a first class industrial complex including without limitation, cost of all repairs and replacements (including, at the Landlord’s option, the amortization of such costs), the costs of painting interior areas not normally rented to tenants and the costs of painting and otherwise maintaining the outside of the Building, other than those parts for which the Tenant is responsible, the costs of maintaining, repairing and replacing the roadways, driveways,

loading and parking areas, the cost of snow removal, landscape maintenance, refuse removal and other costs in connection with the repair, replacement and maintenance of outside areas and facilities, sprinkler protection, depreciation and notional interest costs (equal to the Stipulated Rate determined at the time of acquisition) with respect to machinery, equipment,

facilities, systems or property installed in or used in connection with the Building if the principal purpose or intent of such use or installation was to reduce the cost of other items included in Operating Costs, the cost of fire, casualty, liability, rental, boiler,

extended perils and plate glass insurance and all such other insurance against casualties, perils and losses as the Landlord

INITIALS

Landlord

Tenant

may elect to insure against from time to time (and, if the Landlord elects to self-insure, in whole or in part, the amount of reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken), security protection, the cost of service contracts with independent contractors, spur track rental, all electricity, gas, water (hot and cold), sewer and other utility charges incurred by the Landlord, cost of heating, cooling and ventilating all space including both rentable and non-rentable areas, and all other expenses paid or payable by the Landlord in connection with the operation of the Building, improvements and the Lands (but shall not include Taxes, interest on debt or capital retirement of debt or any amounts directly chargeable by the Landlord to any tenant or tenants as provided in their respective leases) for building management and overhead expenses of the Landlord;

(j)

‘Permitted Use” means carrying on business as light manufacturing, development and distribution;

(k)

“Premises” means that portion of the Building which is approximately 10,195 square feet, more particularly described in

Schedule “A” hereto and shown outlined in red on the plan. The Premises shall be deemed to include all facilities, structures,

improvements, erections, additions, alterations and equipment therein from time to time including any office space or approved storage or utility area constructed above grade level, but shall exclude the exterior, sub-floors, foundation and roof of the

Building;

(l)

“Proportionate Share” means the fraction which has as its numerator the floor area of the Premises and as its denominator the rentable floor area of the Building;

(m)

“Rent” means all Minimum Net Rent, additional rent and all other monies payable by the Tenant under or pursuant to this

Lease;

(n)

“Stipulated Rate” means the annual rate equal to three percentage (3%) points over the annual rate of interest charged and published from time to time by the main branch of the Landlord’s bank in the City in which the Lands are situate, as its most favourable rate of interest to its most creditworthy and substantial commercial customers on large loans, commonly known as its “prime rate”;

(o)

“Taxes” means an amount equivalent to all taxes, rates, duties, levies and assessments whatsoever whether municipal,

provincial, parliamentary, school or otherwise, charged, levied, imposed or assessed against or upon or in respect of the

Building, the Lands or any improvements now or hereafter erected thereon or any part thereof or any one or more thereof or upon the Landlord on account thereof including all taxes, rates, duties, levies and assessments for education and local improvements (excluding any tax assessed separately or charged directly to the Tenant which has been attracted by the

Tenant’s improvements and equipment and excluding any corporate, income, profits and excess profits taxes assessed upon the income of the Landlord) and shall also include any and all taxes which may in future be levied in lieu of or, in addition to,

Taxes as hereinbefore defined whether in existence at the Commencement Date or not.  Any costs and expenses (including legal costs on a solicitor and his own client basis) incurred by the Landlord in contesting, resisting or appealing the Taxes or any part thereof shall be added to and included in the amount of such Taxes.  Taxes shall be deemed to include an amount equal to all taxes, levies and impositions paid or payable by the Landlord which are based upon or computed by reference to the Landlord’s interests, ownership of, or capital employed in the Lands or Building, or both, determined as if the Lands and

Building were the only real property owned by the Landlord;

(p)

“Term” means three (3) years unless sooner terminated pursuant to the provisions of this Lease;

ARTICLE II

SECTION 2.00

DEMISE

In consideration of the rents, covenants, conditions and agreements herein reserved and contained on the part of the tenant to be paid, observed and performed, the Landlord hereby demises and leases unto the Tenant the Premises.

SECTION 2.01

TERM

TO HAVE AND TO HOLD the Premises for and during the Term commencing on the Commencement Date, October 1, 2010 until September 30, 2013.

SECTION 2.02

POSSESSION

The Landlord shall not be liable for failure to give possession of the Premises on the Commencement Date by reason of the fact that the Building or the Premises are not ready for occupancy, or due to a prior tenant wrongfully holding over or any other persons wrongfully occupying the Premises. In such event, payment of the rent under this Lease shall not commence until possession is given or is available but the Term shall nevertheless commence on the Commencement Date. If the Tenant shall have occupied the Premises or any part thereof prior to the Commencement Date (which the Tenant shall not be entitled to do except with the prior written consent of the

Landlord) such occupancy shall be deemed to have been subject to this Lease and the rent for the duration of such occupancy shall be at the rate herein provided and be due and payable in advance as of the first day of each month until the Commencement Date on a per diem basis.

INITIALS

Landlord

Tenant

SECTION 2.03

EXAMINATION OF PREMISES

The Tenant will examine the Premises and the Building before taking possession of the Premises and such taking of possession will be, in the absence of an agreement signed by the Landlord in writing to the contrary, conclusive evidence as against the

Tenant that at the time thereof the Premises and the Building were in good order, ready for occupancy and in satisfactory condition and no further work or improvements are required to be made or done and that there exists no promise of the Landlord to alter, remodel,

decorate or improve the Premises or the Building and no warranty or representation whatsoever respecting the Premises or the Building have been made by the Landlord or its agents or employees other than those expressly contained herein.

ARTICLE Ill

SECTION 3.00

MINIMUM NET RENT

(a)

YIELDING AND PAYING therefor yearly and every year during the Term unto the Landlord, the Minimum Net Rent to be paid in advance in equal consecutive monthly instalments on the first day of each and every month during the Term commencing on the

Commencement Date.

(b)

If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis based on a period of three hundred and sixty-five (365) days and payable on the Commencement Date and the first day of the last month of the

Term, respectively.

(c)

The Tenant will deliver to the Landlord on or before the commencement of each Lease Year a series of monthly post-dated cheques for each month of such Lease Year in respect of the monthly payments of Minimum Net Rent and operating cost payable to the

Landlord during such Lease Year.

SECTION 3.01

OPERATING COSTS

(a)

The Tenant covenants and agrees to pay to the Landlord, during each Lease Year, as operating cost, in advance, in equal consecutive monthly instalments and payable on the dates the monthly instalment of Minimum Net Rent is payable, the Proportionate

Share of Operating Costs.

(b)

The amount of such Proportionate Share of Operating Costs may be estimated by the Landlord for each Lease Year and the

Landlord shall furnish to the Tenant an estimate of such Proportionate Share of Operating Costs and the Tenant shall pay to the Landlord such estimated Proportionate Share of Operating Costs in monthly instalments in advance as aforesaid during such Lease Year.  The

Landlord may, if during the course of any such Lease Year there shall be any increase or decrease in the Landlord’s estimate of such

Proportionate Share of Operating Costs for such Lease Year, adjust its estimate and upon the Tenant being notified of such adjustment the Tenant’s monthly instalments of such estimated Proportionate Share of Operating Costs from and including the instalment next due after the giving of notice of adjustment shall be adjusted in accordance with the Landlord’s notice.

(c)

When the Operating Costs for such Lease Year are finally determined by the Landlord, the Landlord shall furnish the Tenant with a statement showing the actual amount of the Operating Costs for such Lease Year upon request and the Landlord and Tenant covenant and agree each with the other that if an overpayment of such Operating Costs has been made by the Tenant the Landlord shall credit such amount to such Operating Costs for the next following Lease Year and if there is no such next following Lease Year such amount shall be paid to the Tenant and if an amount remains owing to the Landlord in respect of such Operating Costs the Tenant shall forthwith pay such amount to the Landlord.

(d)

Neither party may claim a readjustment of a Proportionate Share of Operating Costs based upon an error of estimation,

determination or calculation of the Proportionate Share or of the Operating Costs unless claimed in writing before one year after the end of the Lease Year to which the claim relates.

SECTION 3.02

TAXES

(a)

The Tenant covenants and agrees to pay to the Landlord during the Term, as operating cost, in advance, in equal consecutive monthly instalments and payable on the dates the monthly instalments of the Minimum Net Rent are payable, a certain share of the

Taxes determined as follows:

(i)

the Tenant will pay the amount determined when the appropriate mill rate for Taxes is applied to the Assessment for the

Premises; “Assessment” in this subsection 3.02 means the assessed value upon which business assessments are calculated, or would be calculated if a business were being conducted in the Premises in respect of which the assessed value is determined;

(ii)

the Tenant will also pay its Proportionate Share of any amounts determined by applying the appropriate mill rate for Taxes against any separate Assessments for the non-rentable areas of the Lands and Building or any part thereof, and

(iii)

if there is not or if there ceases to be a separate Assessment for the Premises or if there ceases to be a separate

Assessment for any part of the Lands or Building, for which there was one previously during the Term, or, otherwise if the

Landlord so elects, the Tenant will pay its Proportionate Share of Taxes.

INITIALS

Landlord

Tenant

(b)

The amount of such share of Taxes may be estimated by the Landlord for each Lease Year and the Landlord shall furnish to the Tenant an estimate of such share of Taxes and the Tenant shall pay to the Landlord such estimated share of Taxes in monthly instalments in advance as aforesaid during such Lease Year. The Landlord may, if during the course of any such Lease Year there shall be any increase or decrease in the Landlord’s estimate of such share of Taxes for such Lease Year, adjust its estimate and, upon the

Tenant being notified of such adjustment, the Tenant’s monthly instalments of such estimated share of Taxes from and including the instalment next due after the giving of notice of adjustment shall be adjusted in accordance with the Landlord’s notice.

(c)

When the Taxes for such Lease Year are finally determined by the Landlord, the Landlord shall furnish the Tenant with a statement showing the actual amount of the Taxes for such Lease Year and the Landlord and Tenant covenant and agree each with the other that if an overpayment of such Taxes has been made by the Tenant the Landlord shall credit such amount to such Taxes for the next following Lease Year and if there is no such next following Lease Year such amount shall be paid to the Tenant and if an amount remains owing to the Landlord in respect of such Taxes the Tenant shall forthwith pay such amount to the Landlord.

(d)

The Tenant covenants and agrees to reimburse the Landlord throughout the Term and at the times and in the manner specified by the Landlord from time to time, the full amount of any tax, sales tax, goods and services tax, value added tax, multi-stage sales tax,

business transfer tax or any other similar tax levied, rated, charged, imposed or assessed in respect of the rent, operating cost or any other amounts payable pursuant to this Lease or in respect of the space demised under this Lease.

SECTION 3.03

DEPOSIT

A “Security Deposit” is deposited with the Landlord as security for the faithful performance by the Tenant of all the terms,

covenants, and conditions of this Lease; and if, at any time during the Term, Minimum Net Rent, or Operating Costs is overdue and unpaid, the Landlord may, at its option, apply any portion of the Security Deposit toward the payment of such overdue Minimum Net Rent or Operating Costs without thereby limiting or excluding any other rights which the Landlord may have hereunder, or at law or in equity.  If the Security Deposit is not so applied during the Term, then such sum shall be refunded accordingly at the expiration of the Lease term,

or it may be applied on account of Rent payable for the last month of the Term with the Landlord’s prior consent .  In the event the entire

Security Deposit amount or any portion thereof is applied by the Landlord toward the payment of overdue Rent prior to the expiry of the

Term, then the Tenant shall forthwith on demand by the Landlord remit to the Landlord such sum as is sufficient to restore the Security

Deposit to the initial amount (plus Taxes applicable thereon).

The Landlord acknowledges receipt of the Deposit which the Landlord may use, retain or apply all or part of to the extent required for the payment of any rent or any other sums as to which the Tenant is in default or as compensation on account for any loss or damage arising from the breach or default by the Tenant of any provision of this Lease.  If the Landlord uses, retains or applies all or part of the said sum for other than the first and last months’ Minimum Net Rent and G.S.T. as provided above, the Tenant will, upon notification by the Landlord, pay to the Landlord the amount required to reimburse it for the amounts so applied.

SECTION 3.04

PAYMENTS TO LANDLORD

(a)

All payments required to be made by the Tenant under or in respect of this Lease shall be made in lawful money of Canada without any set-off, abatement, demand, compensation or deduction whatsoever to the Landlord at the Landlord’s Address for payment of rent or to such agent or agents of the Landlord as the Landlord shall from time to time direct in writing to the Tenant. The Tenant shall pay to the Landlord, as operating cost, interest at the Stipulated Rate on all payments of rent which has become overdue so long as such payments remain unpaid.

(b)

All sums of money payable to or incurred by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to be paid or to be reimbursed by the Tenant may be recovered by the Landlord together with costs (including legal fees on a solicitor and his own client basis and all fees and costs related to recovery or collection of such sums)

and interest at the Stipulated Rate, as rent, by any and all remedies available to it for the recovery of rent in arrears.

SECTION 3.05

NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the

Landlord, except as expressly herein set out, that the Landlord shall not be responsible during the Term for any costs, charges,

impositions, taxes, expenses or outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof or the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, taxes, costs and expenses of every nature and kind relating to the Premises and its Proportionate Share of all charges, impositions, costs and expenses of every nature and kind relating to those parts of the Building not intended for leasing.

ARTICLE IV

SECTION 4.00

QUIET ENJOYMENT

The Landlord covenants that the Tenant upon duly and regularly paying the rent and performing and observing the covenants and agreements herein on the Tenant’s part contained, shall and may peaceably possess and enjoy the Premises for the Term without any interruption or disturbance from the Landlord or any other person lawfully claiming by, from or under the Landlord subject,

nevertheless, to the terms, covenants, agreements and conditions of this Lease.

ARTICLE V

SECTION 5.00

PERFORM COVENANTS

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Landlord

Tenant

The Tenant shall pay the rent at the times and in the manner herein provided and shall observe and perform all the covenants,

agreements and conditions on its part to be observed and performed in accordance with this Lease.

SECTION 5.01

BUSINESS TAX

The Tenant shall pay, as additional rent, to the lawful taxing authority, when due, all business taxes and all other taxes, rates,

levies, licence fees and charges levied or assessed in respect of the use or occupancy of the Premises or the equipment, machinery, or fixtures brought therein or belonging to the Tenant, or to anyone occupying the Premises with the Tenant’s consent, and to pay to the

Landlord upon demand the portion of any tax, rate, duty, fee, levy or charge levied or assessed upon the Lands and the Building or any part thereof that is attributable to any Tenant’s improvements or fixtures on the Premises constructed by or on behalf of or belonging to the Tenant, including penalties for late payment thereof. The Tenant shall not appeal any assessment of any of the foregoing without the consent of the Landlord which, if given, shall be deemed to be on the express understanding that the Tenant will at the same time,

appeal, as agent for the Landlord, the assessment of the Landlord’s interest in the Premises and the Tenant shall indemnify the Landlord against any costs suffered, incurred or imposed on the Landlord and not recoverable from other tenants by reason of such appeal.

SECTION 5.02

UTILITIES

The Tenant shall pay promptly to the Landlord, or as it otherwise directs from time to time, when due, as additional rent, all rates, levies and charges (including installation charges) for water, gas, sewer and electric light and electrical power, telephone or other utilities supplied to or used in the Premises as separately metered or separately invoiced by the supplier and, if not so metered or invoiced, the Proportionate Share of such rates, levies and charges provided however if the Tenant is an excessive user (in the

Landlord’s opinion acting reasonably) of any such utilities the Tenant shall be charged accordingly as the Landlord shall determine acting reasonably and the Tenant shall pay all costs of making such determination including, without limitation, the cost of the purchase and installation of a meter or other special equipment.

SECTION 5.03

EVIDENCE OF PAYMENTS

The Tenant shall produce to the Landlord from time to time at the request of the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

SECTION 5.04

NO NUISANCE

The Tenant shall not at any time during the Term, use, exercise or carry on or permit or suffer to be used, exercised or carried on, in, about or upon the Premises or any part thereof any waste or any noxious, noisome or offensive act, trade, business, occupation or calling, and no act, matter or thing whatsoever shall at any time during the Term be done in, about or upon the Premises or any part thereof which shall or may be or grow to the annoyance, nuisance, damage or disturbance of the occupiers, tenants or owners of the

Building or adjoining land and properties.

SECTION 5.05

COMPLY WITH LAWS AND REGULATIONS

The Tenant shall comply promptly at its expense with all laws, ordinances, regulations, requirements and recommendations,

which may be applicable to the Tenant or to the use, operation or occupation of the Premises or the making by the Tenant of any repairs,

alterations, changes or improvements therein, of any and all federal, provincial, civic, municipal and other authorities or association of insurance underwriters (including, without limitation, the rules and regulations of the Canadian Board of Fire Underwriters and the

Insurer’s Advisory Organization and any successor bodies) or agents and all notices in pursuance of same and whether served upon the

Landlord or the Tenant.

SECTION 5.06

COMPLY WITH RULES

The Tenant agrees that the rules and regulations endorsed on this Lease with such reasonable variations, modifications,

amendments and additions as shall from time to time be made by the Landlord and any other and further reasonable rules and regulations that may be made by the Landlord and communicated to the Tenant in writing shall be observed and performed by the

Tenant and its agents, invitees, clerks, servants and employees and all such rules and regulations now in force or hereafter put in force shall be read as forming part of the terms and conditions of this Lease as if the same were embodied herein; all such rules and regulations shall be deemed to be a part of this Lease.

SECTION 5.07

GOODS. CHATTELS AND FIXTURES NOT TO BE REMOVED

The Tenant agrees that all goods, chattels, equipment and trade fixtures when moved into the Premises shall not, except in the normal course of business, be removed from the Premises until all rent due or to become due during the Term is paid in full.

SECTION 5.08

PEACEFUL SURRENDER

(a)

The Tenant shall, at the expiration or sooner termination of the Term, peaceably surrender and yield up unto the Landlord the

Premises, together with all fixtures and improvements which at any time during the Term shall be made therein or thereon, in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term and the Tenant shall deliver to the Landlord all keys to the Premises which the Tenant has in its possession and inform the Landlord of all combinations of locks, safes and vaults.

INITIALS

Landlord

Tenant

(b)

Without limiting the foregoing the Tenant shall immediately before the expiration or sooner termination of the Lease strip, seal and wax all tile flooring, strip and seal all concrete flooring, steam clean or shampoo all carpeted flooring, wash all glass, doors,

woodwork, light fixtures and washrooms, fill all holes and repaint all painted wall surfaces of the Premises to the reasonable specifications and satisfaction of the Landlord.  The Tenant further covenants that the Tenant will not upon such expiration or sooner termination leave in, on, about or upon the Premises or Lands any Environmental Hazards (as hereinafter defined) or any rubbish or waste material and will leave the Premises in a clean and tidy condition.

SECTION 5.09

CARE OF PREMISES

(a)

The Tenant shall take good care of the Premises and keep same in a tidy, clean and good condition.

(b)

The Tenant shall, at its own expense, be responsible for and shall maintain and replace from time to time as may reasonably be necessary during the Term all light fixtures, light bulbs, fluorescent tubes, ballasts and starters in the Premises. The Landlord shall have the right to attend to such maintenance and replacements at the Tenant’s expense which shall be payable as operating cost by the

Tenant forthwith on demand.

(c)

The Tenant shall, at its own expense, replace or repair, under the direction and to the reasonable satisfaction of the Landlord,

the glass, locks and trimmings of the doors and windows in or upon the Premises which become damaged or broken.

(d)

The Tenant shall properly heat the Premises, at its own expense, during the Term hereof at all times the extent necessary to prevent damage thereto by frost or other causes.

(e)

The Tenant shall maintain (including, without limitation, the performance of regular and periodic servicing, maintenance and inspections as a prudent owner would) in good operating condition and to the satisfaction of the Landlord, all pipes, wiring and electrical apparatus and all plumbing fixtures and heating, ventilating and air conditioning equipment and all other mechanical systems and electrical systems in or about the Premises and shall keep the same in clean and good working order and repair. It is understood and agreed that in case the said fixtures, systems and equipment or any part thereof shall be damaged or destroyed or become incapable of performing their function the Tenant shall forthwith repair or replace (as the Landlord may require) the same to the satisfaction of the

Landlord. The Landlord shall have the right to service, maintain or inspect, or any one or more of them, the said fixtures, systems and equipment or cause same to be maintained or inspected, or both, at the Tenant’s expense, the costs of which shall be payable as operating cost by the Tenant forthwith on demand.

(f)

The Tenant shall keep well painted the painted portions of the interior of the Premises.

(g)

The Tenant shall keep and maintain the washrooms in a sanitary condition.

(h)

The Tenant shall not do or suffer or permit any Environmental Hazards to exist on, in or about the Premises or any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment thereof or permit or suffer any overloading of any floors thereof and shall not place in, on or about the Premises any fixtures, equipment, machinery, or materials of a weight beyond the capacity for which the Building is designed, or to the extent that will cause damage to the Building or cause excessive vibration; and that the

Tenant will repair any damage done to the Premises or the Building by reason of any excessive weight placed in the Premises, or excessive vibration caused in the Premises.

(i)

The Tenant shall not use water for any purpose other than sanitary or drinking without the prior written consent of the Landlord.

(j)

Where the Tenant has made any alterations, installations or improvements to the Demised Premises, the Landlord shall on the termination of expiry of the Lease, have the right to require the Tenant to put the Demised Premises in the same condition as existed at the commencement of the Lease, reasonable wear and tear excepted.

SECTION 5.10

ACCESS

(a)

The Tenant shall not permit any vehicles belonging to the Tenant, its employees, contractors or agents to cause obstruction on any roads, driveways or parking areas about the Building, or prevent the ingress and egress by any other tenant in the Building or any adjoining buildings, and will use its best endeavours to ensure that persons doing business with the Tenant shall not permit any vehicles to cause such obstruction as aforesaid.

(b)

The Tenant shall not stack any materials in the yard or yards of the Building, adjacent driveways, or common areas and shall cause no obstruction to vehicles operating on the roads, driveways or parking areas.

ARTICLE VI

The Tenant covenants with the Landlord that:

SECTION 6.00

USE OF PREMISES

The Premises shall not be used for any other purpose than the Permitted Use and then subject to the other provisions of this

Lease.  Notwithstanding the Permitted Use, the Premises shall not be used in any way which may impair the efficient or proper operation of the sprinkler system or any mechanical, plumbing or electrical systems or heating, ventilating or air conditioning equipment within or about the Building.

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SECTION 6.01

NUISANCE, WASTE

The Tenant shall not cause or suffer or permit the manufacturing, transportation, storage, discharge or disposal of any contaminant or waste, flammable, explosive, radioactive corrosive or poisonous material or substance, urea formaldehyde foam insulation, asbestos, PCBs or pollution or other environmentally hazardous, dangerous or noxious substances or materials including those declared or determined by the standards established by relevant governmental statutes, by-laws or regulations to be hazardous or toxic (collectively called “Environmental Hazards”) in, on or from the Premises.

SECTION 6.02

ACTS CONFLICTING WITH INSURANCE

The Tenant shall not do, omit to do or permit to be done or omitted to be done any act or thing which may render void or voidable or conflict with the requirements of any policy or policies of insurance, including any regulations of fire insurance underwriters applicable to such policy or policies, whereby the Premises or the Building or the contents of the premises of any tenant in the Building are insured or which may cause any increase in premium to be paid in respect of any such policy. In the event that any such policy or policies is or are cancelled or are threatened to be cancelled by reason of any act or omission of the Tenant, the Landlord shall have the right, at its option, to terminate this Lease forthwith by giving notice of termination to the Tenant, and in the event that the premium to be paid in respect of any such policy is increased by any act or omission of the Tenant, including the Permitted Use, the Tenant shall pay to the Landlord the amount by which said premium shall be so increased.

SECTION 6.03

AUCTION

The Tenant shall not at any time during the Term permit any sale by auction to be held within the Premises or upon the Lands or any part thereof.

ARTICLE VII

SECTION 7.00

TENANT’S REPAIRS

The Tenant shall at all times during the Term repair, maintain, decorate, operate, amend and keep the Premises, with the appurtenances thereto and all equipment and fixtures therein, as a prudent owner would, when, where and so often as the need shall be, reasonable wear and tear, structural repair for which the Landlord is responsible pursuant to section 7.01 hereof and damage by fire not due to the negligence or wilful act or omission of the Tenant or those for whom the Tenant is legally responsible, lightning and tempest (hereinafter collectively referred to as “Tenant Repair Exceptions”) only excepted and the Tenant will, upon notice in writing, reimburse the Landlord as operating costs, of repairing or restoring any damage (including structural repair referred to in section 7.01 hereof) caused by the negligence or willful acts or omissions of the Tenant of those for whom the Tenant is legally responsible, to the Building or the Lands.

(a)

The Landlord and its agents shall have the right at all reasonable times during the Term, to enter the Premises to examine the condition thereof, and further, that all want of reparation that upon such a view shall be found, and for the amendment of which notice is given, the Tenant shall well and sufficiently repair and make good accordingly within fifteen (15) days from the date of such notice.

SECTION 7.01

LANDLORD’S REPAIRS

Subject to Article IX, the Landlord shall be responsible only for structural repairs necessarily required to correct inherent defects in design or construction of the following components of the Building:

(a)

the roof deck (excluding the protective system above the deck surface);

(b)

the bearing walls (excluding perimeter caulking of walls, doors and windows, tuckpointing of bricks and blocks, parging repairs and waterproofing of exterior wall surfaces), and

(c)

the floor and foundation,

save and except damage caused by the negligence or wilful acts or omissions of the Tenant, its employees, invitees, licensees, agents,

servants or other persons from time to time on or about the Premises, the Building or the Lands with the express or implied consent,

approval or invitation of the Tenant or its subtenant.

ARTICLE VIII

SECTION 8.00

ALTERATIONS

(a)

The Tenant shall not without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, make any installations, additions, partitions, alterations or improvements to the Premises. The Tenant shall submit to the Landlord detailed plans and specifications of any such work or installation when applying for consent, and the Landlord reserves the right to recover from the Tenant the cost of having its architects or engineers examine such plans and specifications which costs shall be paid by the Tenant,

as additional rent, forthwith on demand. The Landlord may require that any or all work to be done, or materials to be supplied hereunder be done or supplied by the Landlord’s contractors or workmen or by contractors or workmen engaged by the Tenant but first approved by the Landlord. Any work performed by the Tenant shall be performed by competent workmen whose labour union affiliation is not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or subcontractors. In any event, any or all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to such terms and conditions, if any, as the Landlord may prescribe. Any

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connections of apparatus to the electrical system other than a connection to an existing base receptacle, or other connection or apparatus to the plumbing lines shall be deemed to be an alteration within the meaning of this Lease.

(b)

The Tenant covenants with the Landlord that the Tenant shall promptly pay or cause to be paid all charges incurred by or on behalf of the Tenant or any subtenant or occupant of the Premises or any part thereof, for any work, materials or services that may be done, supplied or performed in respect of the Premises and shall forthwith discharge any liens in respect of same at any time filed against the Lands or Building or any part thereof and keep the Lands and Building free from liens and in the event that the Tenant fails to do so, the Landlord may, but shall be under no obligation to, pay into court the amount required to obtain a discharge of any such lien in the name of the Tenant, or subtenant or occupant, and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and his own client basis and interest at the Stipulated Rate on all such monies from the date of payment by the

Landlord to the date of reimbursement by the Tenant shall be forthwith due and payable by the Tenant to the Landlord as additional rent.

The Tenant shall allow the Landlord to post and keep posted on the Premises any notices that the Landlord may desire to post under the provisions of the construction, mechanic’s or builder’s lien legislation or other legislation.

(c)

If required by the Landlord, the Tenant shall not commence to make or permit to be commenced to be made, any installations,

alterations, additions, partitions or improvements until the Tenant delivers to the Landlord an indemnity bond, in a form and for an amount acceptable to the Landlord, of a duly incorporated surety company licensed to carry on in the Province in which the Lands are situate the business of indemnity insurance, insuring the Landlord against any loss, costs or damages of the Landlord arising out of or due to any default in the payment of the cost of such installations, alterations, additions, partitions or improvements.

(d)

The tenant shall not without prior written consent of the Landlord put up any window drapes, blinds, awnings or other similar things to cover the floors with anything other than loose rugs.

(e)

In making any installations, additions, partitions or improvements, the Tenant will not alter or interfere with any installations which may have been made by the Landlord an in no event whatsoever shall the Tenant alter or interfere with or affect the structural elements or the strength or outside appearance of the Building.

SECTION 8.01

LANDLORD’S RIGHT TO DO WORK

(a)

The Tenant covenants and agrees with the Landlord that the Landlord has retained and reserved the sole and exclusive right to use or to lease to others for their own use the roof or exterior walls of the Building and to construct upon the Lands any other building or buildings or structures as the Landlord may wish.

(b)

The Landlord shall have the right to make additions (including free standing structures separate and apart from any existing building on the Lands) to and improvements or installations in and repairs to the Building and the outside areas or the Lands or either one or more of them and whenever reference is made in this Lease to the ‘Building,’ it shall mean the building or buildings as the same may be changed, added to or improved from time to time and in relation to any such additions, improvements, installations, or repairs the

Landlord may cause such reasonable obstructions of and interference with the use or enjoyment of the Building or the Premises or both as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, gas, water or other services when necessary and until said additions, improvements, installations or repairs shall have been completed and there shall be no abatement in rent nor shall the Landlord be liable by reason thereof provided that all such additions, improvements, installations or repairs shall be made as expeditiously as reasonably possible.

(c)

The Landlord and any persons authorized by the Landlord shall have the right to use, install, maintain or repair or any one or more of them, pipes, wires, ducts or other installations in, under or through the Premises for or in connection with the supply of any services to the Premises or any other premises in the Building. Such services include without limiting the generality of the foregoing,

electricity, water, gas, sanitation, telephone, heating, air-conditioning and ventilation.

(d)

The Landlord and any persons authorized by the Landlord shall have the right to enter upon the Premises to make such decorations, repairs, alterations, improvements or additions as it may deem advisable and the Landlord or any persons authorized by the

Landlord shall be allowed to take all material into and upon the Premises that may be required therefore. The rent shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

SECTION 8.02

REMOVAL OF FIXTURES

Subject to Section 5.07 hereof, the Tenant may at or prior to the expiration of the Term hereby granted, take, remove and carry away from the Premises any of its fixtures, fittings, shelving, counters or other articles upon the Premises in the nature of trade or tenants’ fixtures, but the Tenant shall in such removal do no damage to the Premises, or shall make good any damage which the Tenant may occasion thereof; provided further that the Tenant shall not remove or carry away from the Premises any building or any plumbing,

heating, air-conditioning or ventilating plant or equipment or other Building services; and further notwithstanding anything contained in this Lease, the Landlord shall have the right to require the Tenant upon the termination of this Lease by effluxion of time or otherwise to remove any installations, alterations, additions, partitions and fixtures or anything in the nature of leasehold improvements made or installed by or on behalf of the Tenant or any subtenant or occupant of the Premises, or by the Landlord on behalf of the Tenant or by any previous tenant or occupant of the Premises or any part thereof, and to make good any damage caused to the Premises by such removal. Any installations, alterations, additions, partitions and fixtures and anything in the nature of the leasehold improvements not removed by the Tenant or required to be removed by the Landlord, shall become the absolute property of the Landlord without any cost to the Landlord or compensation to the Tenant, any subtenant or occupant of the Premises, free and clear of all liens, charges and encumbrances whatsoever.

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SECTION 8.03

SIGNS

The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction, or any window blinds or awnings, on any part of the outside of the Building or visible from the outside of the Building, or in any corridor, hallway,

entrance, or any other public part of the Building, without prior written approval of the Landlord; provided that the Landlord may prescribe a uniform pattern for identification signs for tenants to be placed on the outside of the Premises.  Provided that, a the request of the

Tenant and at the Tenant’s expense, the Landlord shall, at its option, either permit such sign to be placed, or cause such a sign to be placed, in position in the form of lettering, style and design and in the size and position as directed by the Landlord in writing. Provided that on the expiration or sooner termination of this Lease, the Tenant shall cause any signs as aforesaid to be removed or obliterated at its own expense and in a good workmanlike manner.  The tenant will indemnify and save harmless the Landlord from and against any loss, suit, action, damage, injury or claim suffered by any person, firm or cooperation arising out of or by reason of the erection, or presence of any sigh sign(s) or awnings, or the removal of same and whether or not the Tenant, its officers, employees, agents, invitees or servants have been negligent with respect to the same.

ARTICLE IX

The parties hereto agree each with the other as follows:

SECTION 9.00

DAMAGE OR DESTRUCTION OF PREMISES

(a)

If, during the Term, the Premises shall be damaged or destroyed by a peril or perils which would be covered by a standard fire insurance policy with an extended coverage endorsement thereto, the Minimum Rent shall abate in the proportion that the part of the

Premises rendered unfit for occupancy bears to the whole of the Premises until the Premises are rebuilt; and the Landlord agrees that it will with reasonable diligence repair the Premises unless the Lease is terminated in accordance with the provisions herein, except for:

(i)

any repair the Tenant is obligated to make under the terms hereof, and

(ii)

the property of the Tenant or any occupant of the Premises, or any part thereof, and any improvements installed by or on behalf of the Tenant, any previous tenant, or any occupant of the Premises, or any part thereof, all of which the Tenant agrees to repair and restore, in each such case, to substantially the condition same were in immediately before such destruction or damages occurred, but in any event subject always to the provisions of paragraphs 9.00(b), 9.00(c), 9.00(d)

and 9.00(e) hereof.

(b)

If the Premises are damaged or destroyed by any cause whatsoever and if, in the opinion of the Landlord reasonably arrived at, the Premises cannot be rebuilt or made fit for the purposes of the Tenant within one hundred and twenty (120) days of the damage or destruction, the Landlord instead of rebuilding or making the Premises fit for the Tenant as provided in Section 9.00(a) above, may at its option, terminate this Lease by giving the Tenant within thirty (30) days of such damage or destruction notice of termination and thereupon the rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Premises to the Landlord.

(c)

If the Building or part thereof shall be damaged or destroyed and such damage or destruction shall, in the opinion of the

Landlord, materially interfere with the enjoyment of the Premises by the Tenant, the Minimum Rent in respect of the Premises shall abate in proportion to such interference during the period of such interference.

(d)

If the Building shall, in the opinion of the Landlord reasonably arrived at, be damaged to the extent that no less than FORTY

(40%) per cent of the area of the Building requires repair or reconstruction (and whether or not there shall be any damage to the

Premises), the Landlord instead of rebuilding or repairing the Building as provided in Section 9.00(a) above, may at its option, terminate this Lease by giving the Tenant, within thirty (30) days of such damage or destruction, notice of termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord.

(e)

Provided always that there shall be no cessation or abatement of rent if damage to the Premises or the Building or any part thereof shall have been the result of the negligence, default or wilful act or omission of the Tenant or its agents, servants, employees,

workmen or invitees or other persons from time to time on or about the Premises, the Building or the Lands with the expressed or implied consent, approval or invitation of the Tenant.

SECTION 9.01

NOTICE OF ACCIDENTS, DEFECTS OR DAMAGES

The Tenant shall immediately advise the Landlord, and promptly thereafter by notice confirm such advice to the

Landlord of any accident to or defect in the plumbing, gas pipes, water pipes, heating, ventilating and air conditioning apparatus,

electrical equipment, conduits, or wiring, or of any damage or injury to the Premises, or any part thereof howsoever caused; provided that nothing herein shall be construed so as to require repairs to be made by the Landlord, except as expressly provided in this Lease.

SECTION 9.02

DAMAGE TO BUILDING BY TENANT

The Tenant shall reimburse the Landlord forthwith on demand for all costs incurred by the Landlord in making good any damage caused to the Building, the Lands, the improvements thereon, or any part thereof, including the furnishings and amenities thereof as a result of the negligence or willful act or omission of the Tenant, its employees, invitees, licensees, agents, servants or other persons from time to time in or about the Premises, the Building or the Lands with the express or implied consent of the Tenant.

ARTICLE X

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SECTION 10.00

ASSIGNING OR SUBLETTING

(a)

The Tenant shall not suffer or permit any other person to use or to occupy the Premises and shall not mortgage this Lease or any right hereunder or interest herein and shall not assign this Lease or sublet the Premises or any part thereof (all of the foregoing being hereinafter collectively referred to as a “Transfer”) without the prior consent in writing of the Landlord, which consent shall not be unreasonably withheld. This prohibition against any Transfer shall be construed to include a prohibition against any Transfer by operation of law. The Tenant shall not assign the Lease with respect to part of the Premises only.

(b)

The Tenant shall, at the time the Tenant requests the consent of the Landlord to any Transfer, deliver to the Landlord such information in writing (herein called the “required information”) as the Landlord may reasonably require respecting the proposed occupier,

user, assignee, mortgagee or subtenant (all of the foregoing being hereinafter collectively referred to as the “Transferee”) including the name, address, nature of business, reputation, financial responsibility and standing of such Transferee and the terms, conditions and rental rate of such Transfer. After receiving the Tenant’s request, the Landlord shall have the right, at its option, in lieu of consenting to the Transfer, to terminate the Lease if the Transfer relates to all of the Premises or, if the Transfer relates to a portion only of the

Premises, to terminate the Lease with respect to such portion, by giving within fifteen (15) days after receiving the required information,

on not less than thirty (30) nor more than sixty (60) days written notice of termination to the Tenant. In the event of such termination, the

Tenant shall surrender the Premises or portion thereof, as the case may be, in accordance with the said notice and the provisions of this

Lease relating to surrender of the Premises at the expiration of the Term and the rent shall be adjusted to the date of termination and, if the Lease is terminated in respect of only a portion of the Premises, the rent shall be abated proportionately.

(c)

If such consent of the Landlord shall be given, the Tenant shall Transfer only to the Transferee named and upon the terms,

conditions and at the rental rate provided to the Landlord as part of the required information and such Transferee shall enter into an agreement, in form and content determined by the Landlord, covenanting and agreeing with the Landlord to comply with and perform all the obligations, covenants and agreements in this Lease contained on the part of the Tenant to be complied with or performed and shall covenant and agree directly with the Landlord not to mortgage or assign any lease or sublet in whole or in part, its premises without the consent of the Landlord and the provisions of this Article X shall apply mutatis mutandis. In the event that the Tenant has not completed such Transfer within thirty (30) days after the consent of the Landlord is given, such consent of the Landlord shall be null and void and the Tenant shall not be permitted to Transfer without again conforming to all of the provisions of this Article X.

(d)

In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant from its obligations to fully perform all the terms, covenants and conditions of this Lease on its part to be performed for the entire Term and any renewal or extension thereof, and in any event, the Tenant shall be liable for the Landlord’s costs incurred in connection with the Tenant’s request for consent whether or not the Landlord consents to any request to a Transfer. Notwithstanding any consent of the Landlord to any

Transfer, the Landlord’s consent shall be required for any further or other Transfer and the provisions of this Article X shall apply to each and every Transfer and any consent of the Landlord shall not act as a waiver of any of the provisions of this Article X.

(e)

If the Tenant is a corporation or if the Landlord has consented to any Transfer to a corporation, any transfer or issue by sale,

assignment, bequest, inheritance, operation of law or other disposition, or by subscription, from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or affiliate of the Tenant (as those terms are defined pursuant to the Canada Business Corporations Act S.C. 1974-75, c. 33 and

amendments thereto), which results in any change in the effective voting control of the Tenant by the person holding such voting control at the Commencement Date (or at the date any Transfer to the corporation is consented to by the Landlord) and which does not receive the prior written consent of the Landlord in each instance, which consent maybe unreasonably withheld, notwithstanding any statutory

provision to the contrary, entitles the Landlord to terminate this   Lease upon five (5) days’ written notice to the Tenant.  If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within five (5) days after written notice of the Landlord’s election that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the “Re-

Transfer”) from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as at the

Commencement Date (or at the date that any Transfer to the corporation was consented to by the Landlord).  If the Tenant effects such

Re-Transfer within thirty (30) days following the Landlord’s election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord of such Re-Transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid.  If this Lease is terminated as aforesaid, the Landlord may re-enter and take possession of the Premises whereupon the

Landlord’s rights and remedies contained in Section 12.00 hereof shall apply.  The Tenant shall make available to the Landlord, or its lawful representatives, all corporate books and records of the Tenant for inspection at all reasonable times, in order to ascertain whether there has been any change in control of the Tenant corporation. However, this Section 10.00(e) shall not apply to the Tenant if and so long as the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United

States, so long as prior to or as soon as reasonably possible after any such change of control of the Tenant, the Landlord receives assurances satisfactory to the Landlord that there will be a continuity of the existing management of the Tenant, and of its business practices and policies notwithstanding any such change of control.

(f)

Any Transfer in breach of Article X shall, until and unless the Landlord shall have otherwise have consented, be invalid and of no force or effect but shall nevertheless constitute a default hereunder.

(g)

The Landlord’s consent to any Transfer shall not be effective unless given by the Landlord in writing and no such consent shall be deemed or presumed by any act or omission of the Landlord other than an express consent in writing; without limiting the generality of the foregoing, the Landlord may collect rent and any other amounts from the Transferee and apply the net amount collected to the rent and other amounts payable pursuant to this Lease and the collection or acceptance of such amounts shall not be deemed to be a waiver of the Landlord’s rights under this Article X nor an acceptance of or consent to any such Transfer.

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(h)

If pursuant to a Transfer consented to by the Landlord, a Transferee has sublet all or part of the Premises from the Tenant and has agreed to pay the Tenant a rent (which shall be deemed to include any premiums, bonuses, key money or lump sum payments made by the Transferee to the Tenant, or as the Tenant may direct, that may reasonably be considered to be for the use of all or part of the

Premises, or amounts payable for the purchase or use of leasehold improvements or chattels in excess of their fair market value, lump sums to be amortized over the term of the sublease for the purposes of calculating the rent) or other amount in respect of its use of the

Premises or any part of the Premises that exceeds the rent payable by the Tenant to the Landlord (or a pro-rated portion of such rent in the case of a Transfer of less than the entire Premises), the Tenant will pay to the Landlord monthly, as additional rent, together with

Minimum Rent, an amount equal to the excess rent received or receivable by the Tenant from the Transferee.

ARTICLE Xl

SECTION 11.00

TENANT’S INSURANCE

(a)

The Tenant shall at its own expense, provide and maintain in force during the Term:

(i.)    plate glass insurance, for the benefit of the Landlord, any and all mortgagees of the Landlord (the “Mortgagee’) and the

Tenant, covering all plate glass in the Premises, including plate glass windows and doors, in an amount equal to the full insurable value thereof;

(ii.)    comprehensive general public liability (covering personal and bodily injury, death and property damage) on an occurrence basis with respect to all construction, installation and alteration done in the Premises by the Tenant, the business carried on,

in or from the Premises, any private rail crossing servicing the Lands and the Tenant’s use and occupancy thereof and of the

Premises, of not less than Five Million Dollars ($5,000,000.00) (or such greater amount as the Landlord may require);

(iii.)    insurance in such amounts as may be reasonably required by the Landlord in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Tenant’s trade fixtures and the furniture and equipment of the Tenant and all leasehold improvements of the Tenant, and which insurance shall contain a waiver of subrogation clause in favour of the Landlord and such insurance shall include the Landlord and the Mortgagee as named insureds as the Landlord’s and the Mortgagee’s interest may appear with respect to insured leasehold improvements and provide that any proceeds recoverable in the event of loss to leasehold improvements shall be payable to the Landlord and the Mortgagee jointly but the Landlord and Mortgagee shall agree to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any provision hereof;

(iv.)    Tenant’s legal liability insurance (for the full replacement cost of the Premises),

(v.)    any other form of insurance as the Landlord, acting reasonably, requires from time to time for risks against which a prudent tenant would insure and in respect of which insurance is available.

(b)

All insurance required to be maintained by Tenant hereunder shall be in amounts and on terms satisfactory to Landlord and the

Mortgagee.  Such insurance shall be policies in form and content satisfactory from time to time to the Landlord and the

Mortgagee and with insurers acceptable to Landlord and the Mortgagee and shall provide that such insurers shall provide to

Landlord and the Mortgagee thirty (30) days prior written notice of cancellation or material alteration of such policies.  Each policy shall name the Landlord and the Mortgagee as additional insureds except for coverage for Tenant’s fixtures and furnishings and equipment but including coverage for leasehold improvements in respect of Landlord’s and the Mortgagee’s insurable interests therein, and shall contain a waiver of subrogation in favour of Landlord and the Mortgagee and shall protect and indemnify the Landlord, the Mortgagee and Tenant. The Tenant shall furnish to the Landlord certificates, or, if required by

Landlord or the Mortgagee, the original policies (signed by the insurers) of the insurance from time to time required to be effected by Tenant and evidence acceptable to Landlord of their continuation In force.

(c)

In the event that the Tenant shall fail to insure and keep insured as hereinbefore provided in this Section 11.00, the Landlord upon five (5) days prior notice in writing to the Tenant, shall be free to effect such insurance and the costs thereof, together with interest on all such costs at the Stipulated Rate from the date of payment by the Landlord to the date of reimbursement by the Tenant, to be due and payable forthwith on demand as operating cost hereunder.

(d)

In the event that the Landlord, the Mortgagee and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Mortgagee and then the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

SECTION 11.01

INDEMNITY TO LANDLORD

The Tenant shall, notwithstanding Section 11.00 hereof, indemnify and save harmless the Landlord from any and all liabilities,

damages, expenses, costs, fees (including legal fees on a solicitor and his own client basis), claims, suits or actions arising from or growing out of:

(a)

any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

(b)

any damage to property occasioned by the use or occupation of the Premises or any part thereof;

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(c)

any injury to any person or persons including death resulting at any time therefrom, occurring in, upon or about the Premises or any areas used in connection with the Premises, or any part thereof arising out of the use or occupation of the Premises or any part thereof;

(d)

any act or omission of the Tenant, its agents, employees, licensees, servants, invitees or other persons from time to time in, on or about the Premises, the Building or the Lands with the express or implied consent, approval or invitation of the Tenant, or

(e)

any Environmental Hazards caused by or attributable to the Tenant or in any subtenant of the Tenant or any other party occupying or using the Premises or any part thereof,

and this indemnity shall survive the expiry or sooner termination of this Lease.

ARTICLE XII

The parties hereto agree each with the other as follows:

SECTION 12.00

RE-ENTRY

(a)

If and whenever the rent or any part thereof or any other monies payable by the Tenant under this Lease, shall be unpaid when the same ought to have been paid, although no formal demand shall have been made therefor, or in case of the breach or non-

performance of any of the covenants or agreements (other than for the payment of rent and other monies) herein contained on the part of the Tenant or if the Premises are vacated or become vacant or remain unoccupied for five (5) days or are not used for the purpose specified then, and in any of such cases, the then current month’s rent together with the rent for the next three months next ensuing shall immediately become due and payable, and it shall be lawful for the Landlord at any time thereafter without notice or any form of legal process whatever, to re-enter into and upon the Premises or any part thereof, in the name of the whole, and the same to have again,

repossess and enjoy, as of the Landlord’s former estate, anything herein contained to the contrary or in any statute or law to the contrary notwithstanding, whereupon this Lease shall terminate forthwith, provided however such termination shall be wholly without prejudice to the right of the Landlord to recover arrears of rent and damages for any antecedent breach of covenant on the part of the Tenant.

Notwithstanding such termination, the Landlord may subsequently recover from the Tenant all losses, damages, costs (including legal fees on a solicitor and his own client basis) and expenses whatsoever suffered by reason of this Lease having been prematurely determined.

(b)

The Tenant further agrees with the Landlord that in any of the cases above described in Section 12.00(a), the Landlord, in addition to the other rights hereby reserved to it, shall have the right to enter the Premises or otherwise without being liable for any prosecution therefor and to re-lease or sublet, as the Tenant’s agent, the Premises or any part thereof, and to apply the proceeds of such re-leasing or sub-leasing on account of rent due or in satisfaction of the breach of any covenant or agreement herein contained and the

Tenant shall remain liable for the deficiency, if any.

SECTION 12.01

INSOLVENCY

If the Term hereby granted shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if the Tenant or any guarantor or indemnifier of this Lease or of the Tenant’s obligations hereunder, shall make any assignment for the benefit of creditors, or become bankrupt or insolvent or shall take the benefit of any Act that may now or hereafter be or become in force,

for bankrupt or insolvent debtors or file a proposal or a receiver or receiver and manager is appointed for all or a portion of the Tenant’s property or any steps are taken or any action or proceeding is instituted by the Tenant or any other party, including without limitation, any court or governmental body, for the dissolution, winding up, liquidation or other termination of the corporate existence of the Tenant or any guarantor or indemnifier of this Lease or their respective assets, then and in any such case the Term shall, at the option of the

Landlord, immediately become forfeited and void and the then current month’s rent and the rent for the three (3) months next following shall immediately become due and payable as liquidated damages to the Landlord and the full amount of deposits held by the Landlord shall be applied against such amounts payable by the Tenant and in such case it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Premises or any part thereof, in the name of the whole, and the same to have again, repossess and enjoy as of its former estate anything herein contained to the contrary notwithstanding.

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SECTION 12.02

LANDLORD MAY PERFORM TENANT’S COVENANTS

If the Tenant shall fail to perform or cause to be performed any of the covenants or obligations of the Tenant in this Lease contained, on the part of the Tenant to be observed or performed, the Landlord shall have the right (but shall not be obligated) to perform or cause the same to be performed, and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend monies) and all payments, expenses, costs,

charges, fees (including all legal fees on a solicitor and his own client basis) and disbursements incurred or paid by or on behalf of the

Landlord in respect thereof shall be paid by the Tenant to the Landlord, as operating cost, forthwith expenses, costs, charges, fees and disbursements as an administration fee together with interest on all such sums at the Stipulated Rate from the date incurred until repaid by the Tenant.

SECTION 12.03

FOLLOW CHATTELS

In the case of removal by the Tenant of the goods and chattels of the Tenant from off the premises, the Landlord may follow the same for thirty (30) days.

SECTION 12.04

WAIVER OF EXEMPTIONS

That in consideration of the leasing and letting by the Landlord to the Tenant of the Premises for the Term (and it is upon that express understanding that these presents are entered into) that notwithstanding anything contained in any statute or in any statute which may hereafter be passed, none of the goods or chattels Of the Tenant at any time during the continuance of the Term on the

Premises shall be exempt from levy by distress for rent in arrears by the Tenant as provided for in any such statute or any amendment or amendments thereto, and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such statute or amendment or amendments thereto; the Tenant waiving as the

Tenant hereby does all and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute or any amendment or amendments thereto but for this covenant.

SECTION 12.05

OVERLOOKING AND CONDONING

Any condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord’s rights hereunder in respect of any subsequent default, breach or non-observance not so as to defeat or affect in any way the rights of the Landlord hereunder in respect of any subsequent default, breach or non-observance.  The subsequent acceptance of rent by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease regardless of the

Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

SECTION 12.06

FORCIBLE RE-ENTRY

In the event that the Landlord shall be entitled under the terms of this Lease or by law to enter the Premises, then the Landlord shall be at liberty to effect such re-entry forcibly, and for such purpose the Landlord, or its servants or agents duly authorized in writing may break open locks, doors, windows, or otherwise, as may be deemed necessary for such purposes, without in any way incurring any liability of becoming responsible for damages or otherwise to the Tenant.

SECTION 12.07

REMEDIES GENERALLY

Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the

Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this

Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative. Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants, agreements and conditions contained in this

Lease on the part of the Landlord to be observed or performed, the Tenant’s only remedy, if any, shall be for such damages as the

Tenant shall be able to prove in a court of competent jurisdiction that it has suffered as a result of a breach (it established) by the

Landlord in the observance of any of the terms, covenants, agreements and conditions contained in this Lease on the part of the

Landlord to be observed or performed.

ARTICLE XIII

The parties hereto agree each with the other as follows:

SECTION 13.00

LANDLORD NOT RESPONSIBLE FOR INJURIES, LOSS OR DAMAGE

The Landlord shall not be responsible in any way or under any circumstances whatsoever for any injury to any person

(including death) however caused or for any loss of or damage to any property belonging to the Tenant, any subtenant, or to other occupants of the Premises or to their respective invitees, licensees, agents, servants or other persons from time to time attending at the

Premises while such person or property is in, upon, at or about the Building or the Lands or any parking areas, sidewalks, steps,

truckways, railway siding, platforms, corridors, stairways, including without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or failure to keep the Premises, the Building or the Lands in repair and free from refuse, obnoxious

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odours, vermin or other foreign matter, defective wiring, plumbing, gas, sprinkler, steam, sewer, water or other pipes or fixtures, the bursting, leaking, running or clogging of any heating, ventilating or air-conditioning equipment or other mechanical systems (including elevator system, if any), cistern tank, sprinkler system, boiler, washstand, closet or wastepipe, discharge of the sprinkler system, water,

snow, ice or other foreign matter being upon or coming through the roof, skylight, trap-doors, doors, windows or from any part of the

Building or any adjacent or neighbouring lands and premises or otherwise, acts or negligence of guests, invitees or employees of the

Tenant or other occupants of the Premises, the Building or the Lands, acts or negligence of any owners or occupants of adjacent or contiguous premises or property or their guests, invitees or employees, acts of God, acts or negligence of any person or for any loss whatsoever with respect to the Premises and/or any business carried on therein.

SECTION 13.01

NO LIABILITY FOR INDIRECT DAMAGES

Under no circumstances whatsoever shall the Landlord be liable for indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance of any covenants of the Landlord herein contained.

SECTION 13.02

UNAVOIDABLE FAILURE OR DELAYS BY LANDLORD

Whenever and to the extent that the Landlord shall be unable to fulfil or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of heating, air-conditioning or any service or any utility or the doing of any work by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason on any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order of direction of any administration controller or board of any governmental department or officer or other authority or by reason of not being able to obtain any permission or authority required thereby or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be relieved from the fulfillment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the rent by reason of any such failure or cause.

ARTICLE XIV

The parties hereto agree each with the other as follows:

SECTION 14.00

SALE OF PREMISES

Notwithstanding section 14.14 of this Lease, in the event of a sale or conveyance by the Landlord of the Building or assignment of this Lease by the then current Landlord, the same shall operate to release the Landlord from any future liability upon any of the covenants, agreements or conditions, express or implied, herein contained on the part of the Landlord, and in such event the Tenant agrees to look solely to the successor in interest of the Landlord. If any security is given by the Tenant to secure performance of the

Tenant’s covenants hereunder, the Landlord may transfer such security to the purchaser of the reversion and thereupon the Landlord shall be discharged from any further liability in reference thereto.

SECTION 14.01

EXHIBITING PREMISES

During the Term, any person or persons may inspect the Premises and all parts thereof at all reasonable times on producing a written order to that effect signed by the Landlord or its agents. The Landlord shall have the right to place upon the Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Premises are for sale or for rent and further provided that the Tenant will not remove such notice or permit the same to be removed.

SECTION 14.02

OVERHOLDING

If at the expiration of the Term of this Lease the Tenant shall hold over, the tenancy of the Tenant thereafter shall, in the absence of written agreement to the contrary, be from month to month only at a rental per month equal to 125% of the amount of 1/12th of the Minimum Rent payable for the calendar year immediately preceding such expiration, payable monthly in advance on the first day of each month and shall be subject to all other terms and conditions of this Lease except as to duration and any option to renew or extend the Term.

SECTION 14.03

CALCULATIONS

In the event any calculation, estimation or determination of the area of the Premises or the Building or of the Operating

Expenses or the Taxes or of Proportionate Share, is disputed or called into question, it shall be calculated or determined by the

Landlord’s architect, quantity surveyor or accountant (any one or more of whom may be an employee of the Landlord), as the case may be, whose certificate shall be conclusive. All measurements of area shall be taken from the exterior wall surface in the case of outside walls and from the centre line of all walls in case of interior dividing walls and no deduction shall be made for doorways, columns, shafts,

stairs or other interior obstruction, construction or equipment.

SECTION 14.04

SUBORDINATION

If required by the Landlord so to do, the Tenant shall subordinate this Lease to any mortgages, including any deed of trust and mortgage and all indentures supplemental thereto, which now or hereafter during the Term affect or relate to this Lease, the Premises and to all modifications or renewals thereof. The Tenant agrees to execute promptly, from time to time any assurance which the Landlord may require to confirm this subordination and hereby constitutes the Landlord, the agent or attorney of the Tenant for the purpose of

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executing any such assurance and of making application at any time and from time to time to register postponement of this Lease in favour of any such mortgage in order to give effect to the provisions of this clause.

SECTION 14.05

CERTIFICATE OF STATUS

Whenever requested from time to time by the Landlord or any actual or proposed purchaser, mortgagee or encumbrancer of the Building, the Tenant shall promptly execute and deliver, to the party requesting the same, a certificate or acknowledgement as to the status and validity of this Lease and the state of the rental account herein, and such other information as may reasonably be required.

SECTION 14.06

LEASE ENTIRE RELATIONSHIP

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except by subsequent agreement in writing of equal formality executed by the Landlord and the Tenant.

SECTION 14.07

NOTICES

(f)

Any notice herein provided for or given hereunder if given by the Tenant to the Landlord shall be given in writing and shall be sufficiently given if mailed by registered mail, postage prepaid to the Landlord at the Landlord’s Address for service.

(g)

Any notice herein provided for or given hereunder, if given by the Landlord to the Tenant, shall be in writing and shall be sufficiently given if delivered or mailed by registered mail, postage prepaid to the Tenant at the Premises or left at the Premises.

(h)

Any notice mailed as aforesaid shall be conclusively deemed to have been given on the third business day following the day on which such notice is mailed as aforesaid. In the event of any existing or threatened disruption in postal services, service by mail shall not be an acceptable means of delivery until ten (10) days after normal postal service has commenced. The Landlord may at any time give notice in writing to the Tenant of any change of address of the Landlord and from and after the giving of such notice the address therein specified shall be deemed to be the address of the Landlord for service. The word “notice’ in this section 14.07 shall be deemed to include any request, demand, direction or statement in writing in this Lease provided or permitted to be given by the Landlord to the

Tenant or by the Tenant to the Landlord.

SECTION 14.08

ACCORD AND SATISFACTION

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of rent and additional rent herein stipulated is deemed to be other than on account of the earliest stipulated rent and additional rent nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as rent or additional rent deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the

Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

SECTION 14.09

GOVERNING LAW

This Lease shall be construed and governed by the laws of the Province in which the Lands are situated. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate section and paragraph hereof and all of such covenants and agreements shall be deemed to run with the Lands and the reversion therein. Should any provision of this Lease be illegal or not enforceable they shall be considered separate and several from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the illegal or unenforceable provisions had never been included. The schedules shall form part of this Lease.

SECTION 14.10

FRUSTRATION

The Landlord and Tenant agree that notwithstanding the occurrence or existence of any event or circumstance or the non-

occurrence of any event or circumstance and so often and for as long as the same may occur or continue which, but for this paragraph,

would frustrate or void this Lease, the obligations and liabilities of the Tenant hereunder shall continue in full force and effect as if such event or circumstance had not occurred or existed.

SECTION 14.11

TIME OF ESSENCE

Time shall be of the essence of this Lease.

SECTION 14.12

REGISTRATION

The Tenant shall not register this Lease provided that the Tenant may register a notice thereof with the prior consent of the

Landlord.

SECTION 14.13

CAPTIONS

The headings, captions, section numbers, article numbers and indices appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit, construct or enlarge the scope or meaning of this Lease or any provisions hereof.

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SECTION 14.14

BINDING EFFECT

This Lease and everything herein contained shall enure to the benefit of and be binding upon the heirs, executors,

administrators, successors, assigns and other legal representatives, as the case may be, of each of the parties hereto, subject to the granting of consent by the Landlord as provided in Article X to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one Tenant or there is a female party or corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

ARTICLE XV

SPECIAL PROVISIONS

SECTION 15.00

OPTION TO RENEW

The Landlord and Tenant further covenant and agree that if the Tenant duly pays the rent and other sums payable hereunder and performs each and every one of the covenants, terms, agreements and conditions herein contained and on the part of the Tenant to be paid and performed, in accordance with this Lease, then the Tenant shall have the option of renewing this Lease by notice in writing given to the Landlord at least six (6) months prior to the expiry of the Term, for an additional term of three (3) years on the same terms and conditions as set forth in this Lease, save and except that there shall be no further right of renewal or free rent and except that the

Minimum Net Rent reserved during the renewal term shall be the greater of:

(a)

the market rent for the Premises as at ninety (90) days immediately prior to the expiry of the Term or the renewal term (whichever is applicable), to be determined by agreement between the parties or as hereinafter provided; and,

(b)

the Minimum Net Rent applicable during the last twelve (12) month period of the Term or renewal term (whichever is applicable) of this Lease.

In the event that the parties are unable to agree as to the said market rent on or before sixty (60) days immediately prior to the expiry of the Term or renewal term, then the said market rent shall be fixed by arbitration by a single arbitrator appointed by the parties. If the parties cannot agree on a single arbitrator, then, upon the application of either party, a Justice of the superior court of the Province in which the Premises are situated shall appoint an arbitrator whose sole determination shall be final. The arbitrator shall be a disinterested person of recognized competence in the real estate business in the city in which the Premises are situated. The expense of such arbitration shall be borne equally by the Landlord and the Tenant. Except as otherwise provided herein the arbitration shall be conducted in accordance with the provisions of the Arbitration Act of the province in which the Premises are situated and any amendments thereto or successors to such statute which provisions shall apply mutatis mutandis. Failing exercise of the said option of renewing within the time and in the manner as aforesaid the said option shall be null and void.

In the event the Tenant contracts with a real estate agent, or any other independent agent or consultant, to act on behalf of the Tenant in the renewal of the Lease, the Tenant shall be solely responsible for all resultant fees and commissions owing to the agent and/or consultant.

SECTION 15.01

RENT ABATEMENT

In the event that the Tenant is in default hereunder or under the terms, covenants and conditions of the Lease, the rent abatement shall be payable to the Landlord pro-rata for the unamortized balance of the initial term and any option period of the Lease period specified in the Lease Agreement

(a)

The Tenant shall have free Net Rent for the months of October 2010 and September 2013.

(b)

If there are any periods of free Net Rent given by the Landlord during the Lease Term; the Tenant will be responsible for payment of their proportionate share of operating costs and taxes.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties the day and year first above written.

LANDLORD:

TENANT:

MASON INVESTMENTS LTD.

QMI TECHNOLOGIES INC.

By:

By:

Duly Authorized Officer

Duly Authorized Officer

Name

Name

Title

Title

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SCHEDULE “A”

P R E M I S E S

The area outlined in red on the sketch hereto being a portion of a Building on that certain parcel or tract of land in the City of Coquitlam,

in the Province of British Columbia, which may be more particularly described as follows:

Lot 1

District Lot 21 & 22

Group 1

Plan BCP3219

New Westminster District

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